UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 6, 2009
DEVON ENERGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

DELAWARE (State or Other Jurisdiction of Incorporation)	001-32318 (Commission File Number)	73-1567067 (IRS Employer Identification Number)

20 NORTH BROADWAY, OKLAHOMA CITY, OK (Address of Principal Executive Offices)	73102 (Zip Code)
Registrant’s telephone number, including area code: (405) 235-3611
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On March 4, 2009, the Board of Directors of Devon Energy Corporation (“Devon”) adopted new Bylaws. The principal changes effected by the adoption of the new Bylaws were to:
(i)	amend Article II, Section 9(A)(2) of the Bylaws to expand the information required to be included in a notice of an intention to nominate an individual for election as a director or propose other business at an annual meeting; and

(ii)	amend Article III, Section 1 of the Bylaws to include the director resignation policy currently included in Devon’s Corporate Governance Guidelines whereby a nominee for director in an uncontested election who received a greater number of votes “withheld” from his or her election than votes “for” such election is required to submit an offer of resignation.
In addition to the amendments described above, adoption of the new Bylaws effected various changes to clarify language and make other technical corrections and non-substantive modifications.
The Bylaws reflecting these changes are filed as Exhibit 3.1 to this report.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

Exhibit 3.1	Bylaws of Devon Energy Corporation
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVON ENERGY CORPORATION
By:	/s/ Janice A. Dobbs
Janice A. Dobbs
Vice President — Corporate Governance and Secretary

Date: March 6, 2009

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